SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2017

Date of Report

(Date of Earliest Event Reported)

A LA CARTE CHARTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-2355861
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

42211 North 41st Drive, A105

Anthem, Arizona 85086

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: 425-949-9196

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Definitive Material Agreement

Assignment Agreement

On August 21, 2017, A La Carte Charts Corporation (the “Company”), and A La Carte Charts, LLC (“La Carte”) entered into an Assignment Agreement pursuant to which La Carte assigned to the Company all of La Carte’s right, title and interest in the A La Carte Charts web and mobile applications (the “Development Apps”), including the programming, architecture, functionality and graphic design of and relating to the Development Apps, in exchange for common stock of the Company. The Company shall issue to La Carte one hundred thousand (100,000) shares of the Company’s common stock (“Shares”), as follows:

1.	One hundred thousand (100,000) Shares upon the Effective Date of the Assignment Agreement.

The Assignment Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration for the purchase and sale of majority/controlling interest, the process of exchanging the consideration and the effect of the stock purchase and sale. The foregoing description of the Assignment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Assignment Agreement the Company will now focus its business in the development of this technology.

The Development Apps are intended to facilitate and optimize its user’s access to investment information and insights. For example, the mobile application already provides full analytical charts of the most popular charts in the investment market, including inverse head and shoulders, head and shoulders, double bottom, cup and handle, bear flags, etc. In addition, the mobile application tracks and links to the most pertinent fundamental articles from the web and provides easy, relevant access for investors. The application, upon further development, is also intended to offer informative pages that educate investors as to dividend dates and rates of all major stocks, the contango/roll yield of all major ETF’s and ETN’s.

The Development Apps were architected, programmed and designed for the benefit of La Carte by Vuria LLC, an eSolutions provider, pursuant to the two-phase development proposal which are attached hereto as Exhibit 10.2 and incorporated herein by reference. The Development Apps include integrated solutions for iPhone and Android mobile device platforms, including optimal graphic design, user-friendly digital architecture and programming.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

10.1	Assignment Agreement dated August 21, 2017 by and among the Company and La Carte, LLC

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A LA CARTE CHARTS CORPORATION

Dated: August 21, 2017	By:	/s/ David Meyers
President and Chief Executive Officer

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